Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Fourth-Quarter, Full-Year 2014 Financial Results

CHICAGO, Feb. 11, 2015—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its fourth-quarter and full-year 2014 financial results. The company reported consolidated revenue of $196.4 million in the fourth quarter of 2014, an 8.8% increase from $180.5 million in the fourth quarter of 2013. Consolidated operating income was $46.6 million, an increase of 11.2% compared with $41.9 million in the same period a year ago. Net income was $31.5 million, or 71 cents per diluted share, compared with $31.3 million, or 68 cents per diluted share, in the fourth quarter of 2013.

Excluding acquisitions, divestitures, and the effect of foreign currency translations, revenue rose 8.1% in the fourth quarter of 2014. Revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) is a non-GAAP measure. The accompanying financial tables contain a reconciliation to consolidated revenue.

For the year ended Dec. 31, 2014, consolidated revenue was $760.1 million, an increase of 8.9% compared with $698.3 million in 2013. During the second quarter of 2014, the company recorded a non-recurring expense of $61.0 million—approximately $38.2 million after taxes, or 85 cents per share—related to a previously announced litigation settlement with Business Logic Holding Corp. As a result, Morningstar reported consolidated operating income of $105.6 million in 2014, a decrease of 38.1% compared with $170.7 million in 2013. Excluding the litigation settlement, Morningstar reported adjusted operating income of $166.6 million in 2014, a decrease of 2.4% compared with 2013. Adjusted operating income is a non-GAAP measure; the accompanying financial tables contain a reconciliation to the comparable GAAP measure. Net income was $78.3 million, or $1.74 per diluted share, in 2014, compared with $123.5 million, or $2.66 per diluted share, in 2013.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We had a good quarter, led by strong results for Morningstar Direct and Morningstar Credit Ratings. After investing heavily in the business in late 2013 and early 2014 to support our key growth initiatives, we slowed the pace of spending to better balance expense and revenue growth.”

Mansueto outlined some of the company’s 2014 key accomplishments and challenges:

Accomplishments:

•                  We acquired two great companies, ByAllAccounts, Inc. and HelloWallet Holdings, Inc., which we expect to help us serve our core customer groups in new ways. ByAllAccounts bolsters our data aggregation capability and helps give financial advisors a more comprehensive view of their clients’ assets. HelloWallet helps workers bridge the gap between daily money management and investing for the long term.

•                  We reached some important milestones during the year. Licensed users for Morningstar Direct were up 18% to more than 10,000, and we began beta testing the next-generation version of Direct. In addition, through our Retirement Solutions offering, we now manage more than 1 million defined contribution plan participant accounts, making us the first managed accounts provider to pass the million account mark.

•                  Morningstar Managed Portfolios and Retirement Solutions showed year-over-year asset growth of approximately 27% and 17%, respectively. Assets under management for Morningstar Managed Portfolios were about $9.3 billion as of Dec. 31, 2014, up from $7.3 billion as of Dec. 31, 2013. Assets under management and advisement for Retirement Solutions were approximately $76.8 billion as of Dec. 31, 2014, up from $65.6 billion as of Dec. 31, 2013.

Challenges:

•                  We settled our lawsuit with Business Logic for $61.0 million in the second quarter of 2014. While the settlement amount was meaningful, we were pleased to move forward and focus on the continued growth and success of our retirement business without the risk, distraction, and uncertainty posed by the lawsuit.

•                  Low interest rates and the industry-wide shift to passive investment management are putting pressure on spending for many of our asset management clients.

•                  Our Investment Advisory business continues to feel the effects of variable annuity clients moving the management of fund-of-funds portfolios in house. Revenue was about $2.3 million lower in 2014 versus 2013, and assets under advisement for these services were down $2.5 billion over the same period.

Financial Highlights

Revenue and Key Operating Metrics

•                  Investment information revenue was $154.0 million in the fourth quarter of 2014, a 7.5% increase from $143.3 million in the fourth quarter of 2013. Morningstar DirectSM and Morningstar Credit Ratings, the firm’s structured credit research and ratings business, were the main contributors to revenue growth. Morningstar® Advisor WorkstationSM (including Morningstar OfficeSM) also contributed to revenue growth, which was offset by lower revenue for Morningstar® Principia®. The company is in the process of migrating clients from Principia to Morningstar Advisor Workstation and other Morningstar products.

•                  Investment management revenue was $42.4 million in the fourth quarter of 2014, a 14.0% increase from $37.2 million in the fourth quarter of 2013, driven by strong results for Morningstar® Managed PortfoliosSM and Retirement Solutions. Slightly lower revenue for Investment Advisory services partially offset the increase.

•                  Operating margin was 23.7% in the fourth quarter of 2014, a slight improvement from 23.2% in the same period in 2013. For the full year, operating margin was 13.9%, compared with 24.4% in 2013. Excluding the Business Logic settlement, adjusted operating margin was 21.9% in 2014. Adjusted operating margin is a non-GAAP measure; the accompanying financial tables contain a reconciliation to the comparable GAAP measure.

Cash Flow and Balance Sheet

•                  Consolidated free cash flow was $41.4 million in the fourth quarter of 2014, reflecting cash provided by operating activities of $57.0 million less $15.6 million of cash used for capital expenditures. Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

•                  As of Dec. 31, 2014, cash, cash equivalents, and investments totaled $224.6 million, compared with $298.6 million as of Dec. 31, 2013. The company had $30.0 million of short-term debt as of Dec. 31, 2014. The company expects to make annual bonus payments of approximately $48 million in the first quarter of 2015, compared with $40 million in the first quarter of 2014.

•                  In the fourth quarter of 2014, the company repurchased approximately 450,000 shares for $30.9 million. Of the $700 million authorized under its share repurchase program, the company had purchased a total of 8.1 million shares for $526.5 million as of Dec. 31, 2014.

Comparability of Year-Over-Year Results

Certain items affected the comparability of the company’s 2014 results versus the same periods in 2013:

•                  Fourth-quarter results included $4.6 million in revenue and approximately $5.5 million of incremental operating expense from acquisitions. For the full year, acquired companies contributed revenue of $11.4 million and incremental operating expense of $15.9 million.

•                  Commission expense rose $10.0 million in 2014, or approximately 35%, compared with the prior year, mainly because of a change to the company’s sales commission structure that requires a different accounting treatment. Morningstar now expenses commissions as incurred instead of amortizing them over the term of the underlying contracts. However, the company continued to amortize the prepaid commission balance from its previous commission plan during 2014.

•                  The company’s full-year results included a non-recurring expense of $61.0 million—approximately $38.2 million after taxes, or 85 cents per share—in connection with the Business Logic settlement.

Annual Meeting

Investors are invited to attend Morningstar’s annual meeting at 9 a.m. Central Time on Tuesday, May 12, 2015, at its corporate headquarters at 22 W. Washington Street in Chicago. If you are interested in attending, please send an email to investors@morningstar.com.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 500,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 14 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries and had approximately $170 billion in assets under advisement and management as of Dec. 31, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the effect of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles

(GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue); consolidated operating income excluding the litigation settlement (adjusted operating income), consolidated operating margin excluding the litigation settlement (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents operating income and operating margin excluding the litigation settlement (adjusted operating income and adjusted operating margin) to show the effect of this non-recurring charge, better reflect period-over-period comparisons, and improve overall understanding of Morningstar’s current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2015 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended December 31			Year ended December 31
(in thousands, except per share amounts)	2014	2013	change	2014 (1)	2013	change

Revenue	$196,415	$180,500	8.8%	$760,071	$698,266	8.9%
Operating expense:
Cost of revenue	81,395	72,938	11.6%	318,638	271,437	17.4%
Sales and marketing	27,950	24,825	12.6%	111,088	103,614	7.2%
General and administrative	25,939	29,005	(10.6%)	108,865	106,868	1.9%
Depreciation and amortization	14,550	11,835	22.9%	54,886	45,693	20.1%
Litigation settlement	—	—	—	61,000	—	—
Total operating expense	149,834	138,603	8.1%	654,477	527,612	24.0%
Operating income	46,581	41,897	11.2%	105,594	170,654	(38.1%)
Operating margin	23.7%	23.2%	0.5pp	13.9%	24.4%	(10.5)pp

Non-operating income:
Interest income, net	316	677	(53.3%)	2,050	2,712	(24.4%)
Other income, net	1,523	1,852	(17.8%)	6,254	4,644	34.7%
Non-operating income, net	1,839	2,529	(27.3%)	8,304	7,356	12.9%

Income before income taxes and equity in net income of unconsolidated entities	48,420	44,426	9.0%	113,898	178,010	(36.0%)
Equity in net income (loss) of unconsolidated entities	(1,394)	256	NMF	39	1,428	(97.3%)
Income tax expense	15,490	13,384	15.7%	35,678	56,031	(36.3%)
Consolidated net income	31,536	31,298	0.8%	78,259	123,407	(36.6%)
Net (income) loss attributable to noncontrolling interests	(22)	29	NMF	42	122	(65.6%)
Net income attributable to Morningstar, Inc.	$31,514	$31,327	0.6%	$78,301	$123,529	(36.6%)

Net income per share attributable to Morningstar, Inc.:
Basic	$0.71	$0.68	4.4%	$1.75	$2.68	(34.7%)
Diluted	$0.71	$0.68	4.4%	$1.74	$2.66	(34.6%)
Weighted average shares outstanding:
Basic	44,414	45,756	(2.9%)	44,675	46,158	(3.2%)
Diluted	44,548	46,211	(3.6%)	44,901	46,491	(3.4%)

(1) Morningstar moved to a more centralized organizational structure in 2013. As a result, approximately 180 net positions shifted from the general and administrative and sales and marketing categories to cost of revenue beginning in the second half of 2013. In 2014 as compared with the same period in 2013, these changes added approximately $14 million of compensation expense to cost of revenue and reduced the compensation expense in our sales and marketing and general and administrative expense categories by approximately $8 million and $6 million, respectively.

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue (Unaudited)

	Three months ended December 31			Year ended December 31
	2014	2013	change	2014	2013	change

Revenue	100.0%	100.0%	—	100.0%	100.0%	—
Operating expense:
Cost of revenue	41.4%	40.4%	1.0pp	41.9%	38.9%	3.0pp
Sales and marketing	14.2%	13.8%	0.4pp	14.6%	14.8%	(0.2)pp
General and administrative	13.2%	16.1%	(2.9)pp	14.3%	15.3%	(1.0)pp
Depreciation and amortization	7.4%	6.6%	0.8pp	7.2%	6.5%	0.7pp
Litigation settlement	0.0%	0.0%	—	8.0%	0.0%	8.0pp
Total operating expense(1)	76.3%	76.8%	(0.5)pp	86.1%	75.6%	10.5pp
Operating margin	23.7%	23.2%	0.5pp	13.9%	24.4%	(10.5)pp

(1) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended December 31		Year ended December 31
($000)	2014	2013	2014	2013

Operating activities
Consolidated net income	$31,536	$31,298	$78,259	$123,407
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	14,550	11,835	54,886	45,693
Stock-based compensation expense	4,371	3,890	17,624	15,043
Other, net	7,235	(2,626)	(7,170)	(13,099)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(759)	10,048	(11,378)	15,614
Cash provided by operating activities	56,933	54,445	132,221	186,658
Investing activities
Purchases of investments	(9,741)	(26,227)	(20,353)	(140,051)
Proceeds from maturities and sales of investments	8,431	62,644	111,551	171,243
Capital expenditures	(15,564)	(5,633)	(58,320)	(33,583)
Acquisitions, net of cash acquired	—	—	(64,447)	(11,079)
Proceeds from sale of a business, net	—	—	—	957
Purchase of equity and cost method investments	—	—	—	(2,751)
Other, net	124	(29)	353	403
Cash provided by (used for) investing activities	(16,750)	30,755	(31,216)	(14,861)
Financing activities
Proceeds from stock-option exercises	2,840	1,360	6,606	4,532
Employee taxes withheld for restricted stock units	(679)	(531)	(5,801)	(5,807)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	1,504	1,805	4,449	5,898
Common shares repurchased	(34,632)	(90,720)	(76,732)	(153,514)
Dividends paid	(7,586)	(5,768)	(30,498)	(17,425)
Proceeds from short-term debt	—	—	30,000	—
Other, net	306	(2)	297	(56)
Cash used for financing activities	(38,247)	(93,856)	(71,679)	(166,372)
Effect of exchange rate changes on cash and cash equivalents	(6,104)	(143)	(12,336)	(1,154)
Net increase (decrease) in cash and cash equivalents	(4,168)	(8,799)	16,990	4,271
Cash and cash equivalents—Beginning of period	189,318	176,959	168,160	163,889
Cash and cash equivalents—End of period	$185,150	$168,160	$185,150	$168,160

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	December 31	December 31
($000)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$185,150	$168,160
Investments	39,422	130,407
Accounts receivable, net	136,735	114,131
Deferred tax asset, net	9,000	3,892
Income tax receivable, net	6,870	3,942
Other	22,596	26,361
Total current assets	399,773	446,893

Property, equipment, and capitalized software, net	117,561	104,986
Investments in unconsolidated entities	28,798	38,714
Goodwill	370,054	326,450
Intangible assets, net	95,905	103,909
Other assets	7,190	9,716
Total assets	$1,019,281	$1,030,668

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$34,268	$42,131
Accrued compensation	80,476	71,403
Deferred revenue	145,979	149,225
Short-term debt	30,000	—
Other	3,036	6,786
Total current liabilities	293,759	269,545

Accrued compensation	7,946	8,193
Deferred tax liability, net	25,978	23,755
Other long-term liabilities	37,200	37,885
Total liabilities	364,883	339,378
Total equity	654,398	691,290
Total liabilities and equity	$1,019,281	$1,030,668

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of December 31
	2014	2013		% change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	123,274	124,027		(0.6%)
Morningstar.com registered users (U.S.)	8,189,569	7,848,057		4.4%
Advisor Workstation clients (U.S.)	181	162	(1)	11.7%
Morningstar Office licenses (U.S.)	4,268	4,073	(1)	4.8%
Principia subscriptions(2)	8,178	19,206		(57.4%)
Morningstar Direct licenses	10,055	8,514		18.1%
Assets under management and advisement (approximate)
Investment Advisory services	$81.0 bil	$83.5 bil		(3.0%)
Retirement Solutions	$76.8 bil	$65.6 bil		17.1%
Morningstar Managed Portfolios	$9.3 bil	$7.3 bil		27.4%
Ibbotson Australia	$3.0 bil	$3.0 bil		—

Our employees (approximate)
Worldwide headcount	3,760	3,565		5.5%
Number of equity and credit analysts	172	165		4.2%
Number of manager research analysts	100	105		(4.8%)

	Year ended December 31
($000)	2014	2013		% change
Key product revenue
Morningstar Data	$137,408	$129,262		6.3%
Morningstar Advisor Workstation	101,689	93,059		9.3%
Morningstar Direct	91,829	79,358		15.7%
Morningstar.com	58,122	55,637		4.5%
Retirement Solutions	57,252	45,536		25.7%

(1) Beginning in the second quarter of 2014, we changed our reporting to show the number of enterprise clients for Morningstar Advisor Workstation instead of the number of individual licenses. We believe this is a more meaningful indicator of underlying business trends because per-user pricing varies significantly depending on the scope of the license. We also began disclosing the number of licenses for Morningstar Office as a separate line item.

(2) We no longer offer new Principia subscriptions and are transitioning subscribers to Morningstar Advisor Workstation and other Morningstar products.

	Three months ended December 31		Year ended December 31
	2014	2013	2014	2013
Average assets under management and advisement	$169.8 bil	$167.6 bil	$166.3 bil	$161.6 bil
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	18	10	52	38
Asset value of CMBS new-issue ratings	$9.7 bil	$7.8 bil	$33.7 bil	$24.5 bil

	Three months ended December 31		Year ended December 31
($000)	2014	2013	2014	2013
Revenue
Investment information	$153,997	$143,310	$597,046	$555,642
Investment management	42,418	37,190	163,025	142,624
Consolidated revenue	$196,415	$180,500	$760,071	$698,266

Revenue—U.S.	$143,059	$127,984	$550,740	$500,730
Revenue—International	$53,356	$52,516	$209,331	$197,536

	Three months ended December 31		Year ended December 31
($000)	2014	2013	2014	2013
Effective tax rate
Income before income taxes and equity in net income of unconsolidated entities	$48,420	$44,426	$113,898	$178,010
Equity in net income of unconsolidated entities	(1,394)	256	39	1,428
Net loss attributable to noncontrolling interests	(22)	29	42	122
Total	$47,004	$44,711	$113,979	$179,560
Income tax expense	$15,490	$13,384	$35,678	$56,031
Effective tax rate	33.0%	29.9%	31.3%	31.2%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

	Three months ended December 31			Year ended December 31
($000)	2014	2013	% change	2014	2013	% change

Reconciliation from consolidated revenue to revenue excluding divestitures, acquisitions, and foreign currency translations (organic revenue):

Consolidated revenue	$196,415	$180,500	8.8%	$760,071	$698,266	8.9%
Less: divestitures	—	—	NMF	—	—	NMF
Less: acquisitions	(4,574)	—	NMF	(11,397)	—	NMF
Unfavorable effect of foreign currency translations	3,221	—	NMF	2,459	—	NMF
Revenue excluding acquisitions, divestitures, and foreign currency translations	$195,062	$180,500	8.1%	$751,133	$698,266	7.6%

Reconciliation from operating income to operating income, excluding the litigation settlement (adjusted operating income):

Operating income	$46,581	$41,897	11.2%	$105,594	$170,654	(38.1%)
Less: litigation settlement	—	—	—	61,000	—	—
Operating income, excluding litigation settlement	$46,581	$41,897	11.2%	$166,594	$170,654	(2.4%)

Reconciliation from operating margin to operating margin, excluding the litigation settlement (adjusted operating margin):

Operating margin	23.7%	23.2%	0.5pp	13.9%	24.4%	(10.5)pp
Less: litigation settlement	0.0%	0.0%	—	8.0%	0.0%	8.0pp
Operating margin, excluding litigation settlement	23.7%	23.2%	0.5pp	21.9%	24.4%	(2.5)pp

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

Cash provided by operating activities	$56,933	$54,445	4.6%	$132,221	$186,658	(29.2%)
Less: capital expenditures	(15,564)	(5,633)	176.3%	(58,320)	(33,583)	73.7%
Free cash flow	$41,369	$48,812	(15.2%)	$73,901	$153,075	(51.7%)